                                  EXHIBIT 12.1

Collins & Aikman Corporation and Subsidiaries
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
(IN $ MILLIONS)

                                                      NINE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                   -----------------------

                                                       2004         2003
                                                      ------       ------

FIXED CHARGES
   Interest expense, net                              $ 127.4      $111.3
   Interest income                                        0.4         0.2
                                                      -------      ------
     Interest expense, gross from continuing ops        127.8       111.5
   Capitalized interest                                    --          --
   Interest expense from discontinued operations           --          --
                                                      -------      ------
     Total interest expense, gross(*)                    67.9        72.3
                                                      -------      ------

   Interest portion of rental expense                    22.6        24.1

   Pre-tax earnings required to cover preferred
   stock dividends and accretion                         49.4        42.0
                                                      -------      ------
   FIXED CHARGES - C&A                                $ 199.8      $177.6
                                                      =======      ======

   Pre-tax income from continuing operations          $(125.6)     $(47.5)
   Minority interest in (income) loss of affiliates      (2.1)       (4.1)
   (Income) loss from equity investees                     --          --
                                                      -------      ------
     Total                                             (127.7)      (51.6)
                                                      -------      ------
ADD:
   Fixed charges                                        199.8       177.6
   Distributed income of equity investees

SUBTRACT:
(A) Interest capitalized                                   --          --
                                                      -------      ------
   TOTAL EARNINGS                                        72.1       126.0
                                                      =======      ======

   RATIO OF EARNINGS TO FIXED CHARGES

   Dollar value of deficiency                          (127.7)      (51.6)

   (*) - Includes amortization of debt issuance costs

                                  EXHIBIT 12.1

Collins & Aikman Corporation and Subsidiaries
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
(IN $ MILLIONS)

                                                           YEAR ENDING
                                                              31-Dec
                                                        -----------------

                                                         2002      2003
                                                        ------    -------

FIXED CHARGES
   Interest expense, net                                $ 148.9   $ 151.3
   Interest income                                          1.4       0.7
                                                        -------   -------
     Interest expense, gross from continuing ops          150.3     152.0
   Capitalized interest                                      --        --
  Interest expense from discontinued operations              --        --
                                                        -------   -------
     Total interest expense, gross(*)                     150.3     152.0
                                                        -------   -------

   Interest portion of rental expense                      19.0      32.0

   Pre-tax earnings required to cover preferred
   stock dividends and accretion                           59.0      57.4
                                                        -------  - ------
   FIXED CHARGES - C&A                                  $ 228.3   $ 241.4
                                                        =======   =======

   Pre-tax income from continuing operations            $ (33.8)  $ (61.0)
   Minority interest in (income) loss of affiliates        (6.5)     (5.6)
   (Income) loss from equity investees                       --        --
                                                        -------   -------
     Total                                                (40.3)    (66.6)
                                                        -------   -------
ADD:
   Fixed charges                                          228.3     241.4

   Distributed income of equity investees

SUBTRACT:
(A) Interest capitalized                                     --       --
                                                        -------    ------
   TOTAL EARNINGS                                         188.1     174.8
                                                        ======= =  ======

   RATIO OF EARNINGS TO FIXED CHARGES                      0.82      0.72

   Dollar value of deficiency                             (40.3)    (66.6)

   (*) - Includes amortization of debt issuance costs

                                  EXHIBIT 12.1

Collins & Aikman Corporation and Subsidiaries
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
(IN $ MILLIONS)

                                                             YEAR ENDING
                                                                31-Dec
                                                        ---------------------
                                                           2001     2002
                                                          ------   ------

FIXED CHARGES
   Interest expense, net                                $ 84.3    $ 148.9
   Interest income                                         2.0        1.4
                                                        ------    -------
     Interest expense, gross from continuing ops          86.3      150.3
   Capitalized interest                                     --         --
  Interest expense from discontinued operations             --         --
                                                        ------    -------
     Total interest expense, gross(*)                     86.3      150.3
                                                        ------    -------

   Interest portion of rental expense                      9.7       19.0

   Pre-tax earnings required to cover preferred
   stock dividends and accretion                           4.0       59.0

                                                        ------    -------
   FIXED CHARGES - C&A                                  $100.0    $ 228.3
                                                        ======    =======

   Pre-tax income from continuing operations            $(76.3)   $ (33.8)
   Minority interest in (income) loss of affiliates         --       (6.5)
   (Income) loss from equity investees                      --         --
                                                        ------    -------
     Total                                               (76.3)     (40.3)
                                                        ------    -------
ADD:
   Fixed charges                                         100.0      228.3
   Distributed income of equity investees

SUBTRACT:
(A) Interest capitalized                                               --
                                                        ------    -------
   TOTAL EARNINGS                                         23.8      188.1
                                                        ======  ==  =====

   RATIO OF EARNINGS TO FIXED CHARGES                     0.24       0.82

   Dollar value of deficiency                            (76.3)     (40.3)

   (*) - Includes amortization of debt issuance costs

                                  EXHIBIT 12.1

Collins & Aikman Corporation and Subsidiaries
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
(IN $ MILLIONS)

                                                             YEAR ENDING
                                                                31-Dec
                                                         -------------------
                                                            2000      2001
                                                           ------    ------

FIXED CHARGES
   Interest expense, net                                $ 96.6      $ 84.3
   Interest income                                         3.4         2.0
                                                        ------      ------
     Interest expense, gross from continuing ops         100.0        86.3
   Capitalized interest                                    0.1          --
  Interest expense from discontinued operations             --          --
                                                        ------      ------
     Total interest expense, gross(*)                    100.1        86.3
                                                        ------      ------

   Interest portion of rental expense                      6.9         9.7

   Pre-tax earnings required to cover preferred
   stock dividends and accretion                            --         4.0
                                                        ------      ------
   FIXED CHARGES - C&A                                  $106.9      $100.0
                                                        ======      ======

   Pre-tax income from continuing operations            $  0.8      $(76.3)
   Minority interest in (income) loss of affiliates         --          --
   (Income) loss from equity investees                     0.7          --
                                                        ------      ------
     Total                                                 1.5       (76.3)
                                                        ------      ------
ADD:
   Fixed charges                                         106.9       100.0
   Distributed income of equity investees                  0.5

SUBTRACT:
(A) Interest capitalized                                   0.1          --
                                                        ------      ------
   TOTAL EARNINGS                                        108.8        23.8
                                                        ======      ======

   RATIO OF EARNINGS TO FIXED CHARGES                     1.02        0.24

   Dollar value of deficiency                             1.90       (76.3)

   (*) - Includes amortization of debt issuance costs

                                  EXHIBIT 12.1

Collins & Aikman Corporation and Subsidiaries
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
(IN $ MILLIONS)

                                                              YEAR ENDING
                                                                 31-Dec

                                                           ------------------
                                                             1999      2000
                                                            ------    ------

FIXED CHARGES
   Interest expense, net                                   $ 92.0    $ 96.6
   Interest income                                            2.5       3.4
                                                           ------    ------
     Interest expense, gross from continuing ops             94.5     100.0
   Capitalized interest                                       0.8       0.1
  Interest expense from discontinued operations                --        --
                                                           ------    ------
     Total interest expense, gross(*)                        95.3     100.1
                                                           ------    ------

   Interest portion of rental expense                         7.2       6.9
   Pre-tax earnings required to cover preferred
   stock dividends and accretion                               --        --
                                                           ------    ------
   FIXED CHARGES - C&A                                     $101.7    $106.9
                                                           ======    =====

   Pre-tax income from continuing operations               $ (1.1)   $  0.8
   Minority interest in (income) loss of affiliates            --        --
   (Income) loss from equity investees                        0.2       0.7
                                                           ------    ------
     Total                                                   (0.9)      1.5
                                                           ------    ------
ADD:
   Fixed charges                                            101.7     106.9
   Distributed income of equity investees                      --       0.5

SUBTRACT:
(A) Interest capitalized                                      0.8       0.1
                                                           ------    ------
   TOTAL EARNINGS                                           100.0     108.8
                                                           ======    ======

   RATIO OF EARNINGS TO FIXED CHARGES                        0.98      1.02

   Dollar value of deficiency                               (1.70)

   (*) - Includes amortization of debt issuance costs